UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018

XPRESSPA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34785	20-4988129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 12th Floor

New York, New York 10017

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (646) 525-4319

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) and (e)

On April 19, 2018 (the “Separation Date”), Andrew D. Perlman resigned as Chief Executive Officer of XpresSpa Group, Inc. (the “Company”) and as a Director of the Company, effective as of that date. Mr. Perlman’s resignation was not as a result of any disagreement with the Company on any matters related to the Company’s operations, policies or practices.

On April 19, 2018, the Company entered into a separation agreement (the “Separation Agreement”) with Mr. Perlman related to his resignation from the Company. The Separation Agreement includes a release by Mr. Perlman of claims against the Company and certain related parties. In connection with the entry into the Settlement Agreement, Mr. Perlman agreed that he would continue to be subject to the Non-Disclosure Agreement between Mr. Perlman and the Company that contains a covenant protecting the Company’s confidential information. In addition, Mr. Perlman agreed to be subject to a covenant not to compete with the Company for a two-year period following the Separation Date, a covenant prohibiting Mr. Perlman from soliciting or hiring the Company’s employees for a two-year period following the Separation Date, and a covenant not to disparage the Company or any of its businesses, services, products, affiliates or current, former or future directors and named executive officers (in their capacity as such). The Separation Agreement also includes certain affirmative covenants binding on Mr. Perlman, including, without limitation, a covenant to reasonably cooperate with the Company in connection with any action, suit, or proceeding, whether or not by or in the right of the Company and whether civil, criminal, administrative, investigative or otherwise.

In consideration of the foregoing release and covenants, the Company will pay Mr. Perlman, severance in an amount equal to $125,000 (the “Deferred Cash”), payable in monthly installments of $20,833.34 over the six (6) month period following the date that the Company achieves both of the following objectives at the end of an applicable calendar quarter as shown in the Form 10-Q or Form 10-K reporting such quarter (the “Cash Objectives”): (i) the Company’s Working Capital exceeds $6,368,000, and (ii) Free Cash exceeds $6,368,000; provided that if the Company does not achieve the Cash Objectives prior to the second (2nd) anniversary of the Separation Date, the Deferred Cash shall be forfeited and no amounts shall be payable under the Separation Agreement. For purposes of the Separation Agreement, “Free Cash” means cash and cash equivalents as defined in the Company’s Form 10-K and calculated consistently, less (i) any cash or cash equivalents that are restricted in any way, and (ii) any cash received by the Company from a debt, equity or other capital raise subsequent to the Separation Date. For purposes of the Separation Agreement, “Working Capital” shall mean (i) current assets less current liabilities, prepared in accordance with GAAP and consistent with the Company’s prior filings of Form 10-K, less (ii) any cash received by the Company from a debt, equity or other capital raise subsequent to the Separation Date.

Further, in consideration of the foregoing release and covenants, an aggregate of 153,301 of Mr. Perlman’s restricted stock units that will vest in May 2018 (the “Current RSUs”) will be subject to a restriction on sale until the earlier of: (i) the one (1) year anniversary of the Separation Date; and (ii) the date upon which the volume weighted average price (“VWAP”) for the Company’s common stock for thirty (30) consecutive trading days exceeds $1.50 (as adjusted by the Company in its discretion for any stock split, subdivision, dividend or distribution). In addition, immediately following the Effective Date of the Separation Agreement, the Company will grant to Mr. Perlman an additional grant of 150,000 restricted stock units which shall be fully vested as of the date of grant (the “Granted RSUs”); provided, however, that such Granted RSUs will be subject to a restriction on sale until the earlier of: (i) the one (1) year anniversary of the Separation Date; and (ii) the date upon which the VWAP for the Company’s common stock for thirty (30) consecutive trading days exceeds $1.50 (as adjusted by the Company in its discretion for any stock split, subdivision, dividend or distribution).

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

(c)

Effective as of April 19, 2018, Edward Jankowski, Senior Vice President and Chief Executive Officer of the Company’s wholly-owned subsidiary, XpresSpa, was appointed by the Board as the Chief Executive Officer of the Company and as a Director of the Company. There are no arrangements or understandings between Mr. Jankowski and any other persons pursuant to which he was selected as a director, he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K and there are no family relationships between Mr. Jankowski and any director or executive officer of the Company. No new compensatory arrangements were entered into with Mr. Jankowski in connection with his appointment as Chief Executive Officer.

Mr. Jankowski has served as the Company’s Senior Vice President since December 2016 and as the Chief Executive Officer of the Company’s XpresSpa business since June 2016. From 2012 to 2016, Mr. Jankowski was the Vice President and General Manager of Luxury Retail at Luxottica, where he oversaw the Ilori and Optical Shop of Aspen and Persol retail stores. From 2007 to 2012, Mr. Jankowski was Senior Vice President and General Manager for Godiva Chocolatier, responsible for the $400 million North America multi-channel business, consisting of 240 retail stores, plus wholesale, direct, and interactive business. From 2001 to 2007, Mr. Jankowski was the Chief Operating Officer of Safilo Group’s Solstice sunglasses stores, where he opened 120 stores, oversaw store operations, merchandising, finance, planning/distribution, marketing and communications, loss prevention, real estate, visual and store design/development/construction. From 1999 to 2001, Mr. Jankowski was the President of Airport Shops Division of World Duty Free Americas, a division of B.A.A., where he was a member of the Senior Executive Committee, with responsibility for the $120 million Airport Division. From 1993 to 1999, Mr. Jankowski served as the Vice President/Director of Stores for Liz Claiborne, where he was a member of the Retail Executive Committee and led execution of business strategies, sales results and store profit. Mr. Jankowski began his career in 1975 as an Executive Trainee for R.H. Macy’s. Mr. Jankowski currently serves on the Board of Directors of the Accessories Council on the Foundation Board of Directors for LIM College. Mr. Jankowski received his B.Sc. in management and commerce marketing from Rider University.

Item 8.01	Other Events

On April 19, 2018, the Company issued a press release announcing the leadership change. A copy of this press release is attached as Exhibit 99.1 hereto and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits
10.1	Separation Agreement, dated April 19, 2018, between XpresSpa Group, Inc. and Andrew D. Perlman.
99.1	Press release dated April 19, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPRESSPA GROUP, INC.

Dated: April 19, 2018	By:	/s/ Edward Jankowski
Name: Edward Jankowski
Title: Chief Executive Officer